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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Applied Analytical Industries, Inc. 1997 Stock Option Plan of our report dated February 12, 1999, except Note 11, as to which the date is March 16, 1999, with respect to the consolidated financial statements of Applied Analytical Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

                                                      Ernst & Young LLP

Raleigh, North Carolina
May 10, 1999